UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

Employment Offer Agreement and Stock Option Agreement with Interim Chief Executive Officer

On April 26, 2006, Gateway entered into an interim chief executive officer employment offer agreement with Gateway’s Chairman Richard D. Snyder. Pursuant to the agreement, Mr. Snyder’s annual base salary is $500,000. The agreement also provides that Mr. Snyder is entitled to receive an option to purchase up to 600,000 shares of Gateway’s common stock, subject to Gateway’s 2000 Equity Incentive Plan and the vesting of those shares equally on the first two anniversaries of February 8, 2006, the date Mr. Snyder became Gateway’s interim chief executive officer. The vesting of such shares is dependent on Mr. Snyder’s continued service as an employee and/or director of Gateway’s Board of Directors.

While Mr. Snyder is serving as interim chief executive officer, he will not receive compensation under Gateway’s director compensation policy. Mr. Snyder will be eligible to participate in employee benefit programs available to other employees of Gateway.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See disclosure under Item 1.01 above regarding Gateway entering into an interim chief executive officer employment offer agreement with Gateway’s Chairman Richard D. Snyder.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Offer Agreement with Richard D. Snyder, dated April 26, 2006.

10.2	Stock Option Agreement with Richard D. Snyder, dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2006

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER
	Name:	Michael R. Tyler
	Title:	Senior Vice President, Chief Legal and Administrative Officer